                                                                       EXHIBIT 5

  [LETTERHEAD OF FITZGERALD, SCHORR, BARMETTLER & BRENNAN, P.C. APPEARS HERE]




                                April 15, 1998


Board of Directors
Commercial Federal Corporation
1500 Commercial Federal Tower
2120 South 72nd Street
Omaha, Nebraska 68124

                      Re:  Commercial Federal Corporation
                           Registration Statement on S-3
                      -----------------------------------

Gentlemen:

We have acted as special counsel to Commercial Federal Corporation ("Commercial") in connection with the preparation of the Registration Statement on Form S-3 (the "Registration Statement") filed on or about April 15, 1998, with the Securities and Exchange Commission under the Securities Act of 1933, as amended relating to 1,915,709 authorized but unissued shares of common stock, par value $.01 per share ("Common Stock"), of Commercial which may be issued under the Stock Purchase Agreement by and among Commercial Federal Corporation and Commercial Federal Bank and AmerUs Group Co. and AmerUs Bank dated February 11, 1998 (the "Agreement"), as more fully described in the Registration Statement. You have requested the opinion of this firm with respect to certain legal aspects of the proposed offering.

We have examined such documents, records and matters of laws as we have deemed necessary for purposes of this opinion, and based thereon, we are of the opinion that the Common Stock to be issued pursuant to and in accordance with the terms of the Agreement will be duly and validly issued, fully paid, and nonassessable.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to references to our firm included under the caption "Legal Matters" in the Prospectus which is part of the Registration Statement.

                                Very truly yours,

                                FITZGERALD, SCHORR,
                                BARMETTLER & BRENNAN, P.C.

                                By: /s/ William A. Tintsman
                                   ------------------------
                                   William A. Tintsman
                                   For the Firm